EXHIBIT 99




                            AGREEMENT OF JOINT FILING


         The undersigned hereby agree, pursuant to Rule 13d-1(f)(1)(iii), that a joint Schedule 13D be filed on behalf of each of the undersigned, in respect of transactions in the Common Stock of Jennifer Convertibles, Inc. involving each of the undersigned.



         Date:    April 21, 2006


                                            /s/ David O. Bryant
                                            ---------------------
                                            David O. Bryant, Attorney in Fact
                                               for Hans J. Klaussner


                                            KLAUSSNER CORPORATION


                                         By:  /s/ David O. Bryant
                                              ----------------------
                                             David O. Bryant, Vice President



                                            KLAUSSNER FURNITURE INDUSTRIES, INC.


                                         By:  /s/ David O. Bryant
                                              -----------------------
                                             David O. Bryant,
                                             Senior Vice President
                                             and Chief Financial Officer